Exhibit 99.(h)(35)

[Registered Investment Company Letterhead]

September 26, 2023

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Scott Shirrell, Vice President

Re: Calamos ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust is incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, and has established those new series of shares identified under its name on Exhibit A hereto (each, a “Portfolio”).

In accordance with Section 12, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of March 21, 2014, as amended, modified, or supplemented from time to time (the “Agreement”), by and among the Trust and State Street Bank and Trust Company (“State Street”), the undersigned Trust, on behalf of its Portfolio, hereby requests that State Street act as Transfer Agent for its Portfolio under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

Calamos ETF trust
on behalf of:
Calamos Convertible Equity Alternative ETF

By:
Name:	Stephen Atkins
Title:	Treasurer, Duly Authorized

Calamos ETF trust
on behalf of:
Calamos CEF Income & Arbitrage ETF

By:
Name:	Stephen Atkins
Title:	Treasurer, Duly Authorized

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title: , Duly Authorized
Effective Date:

Information Classification: Limited Access

EXHIBIT A

Calamos ETF Trust

Calamos Convertible Equity Alternative ETF

Calamos CEF Income & Arbitrage ETF

Information Classification: Limited Access

EXHIBIT B

Schedule A

List of Portfolios

Calamos Antetokounmpo Global Sustainable Equities ETF

Calamos Convertible Equity Alternative ETF

Calamos CEF Income & Arbitrage ETF

Information Classification: Limited Access